Exhibit n.9

Consent of Independent Auditors

We consent to the incorporation by reference in this Prospectus Supplement of the Registration Statement (No. 333-217217) on Form N-2 of THL Credit, Inc. of our report dated March 13, 2020, relating to the consolidated financial statements of OEM Group, LLC and Subsidiaries as of and for the year ended December 31, 2019 and 2018, appearing in the 2019 THL Credit, Inc. Form 10-K/A filed on March 30, 2020.

We also consent to the reference to us under the heading “Experts”, in such Prospectus Supplement.

/s/ RSM US LLP

Phoenix, Arizona

April 17, 2020